UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 24, 2012
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DreamWorks Animation SKG, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-32337	68-0589190
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Flower Street, Glendale, California		91201
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (818) 695-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

DreamWorks Animation SKG, Inc. (the “Company”) announced that, effective as of October 24, 2012, Roger Enrico had resigned as Chairman of the Board and as a director of the Company. Upon Mr. Enrico's resignation, Mellody Hobson, one of the Company's directors, was elected as the Company's new Chairman of the Board.

A copy of the Company's press release announcing Mr. Enrico's resignation is being filed as Exhibit 99.1 to this Current Report on Form 8-K and the disclosure herein is qualified by reference to such exhibit.

ITEM 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(b) As a result of Mr. Enrico's resignation, the Audit Committee of the Board of Directors of the Company is currently comprised of two members. Rule 5605 of the NASDAQ Listing Rules (the “Rules”) generally requires that all listed companies' audit committees be comprised of three members, although Rule 5605(c)(4)(B) provides that a listed company has until its next annual meeting of stockholders to fill any Audit Committee vacancy created by the resignation of an audit committee member. The Company has notified the NASDAQ on October 25, 2012 that it intends to avail itself of the cure period set forth in Rule 5605(c)(4)(B). The Company intends to add a third member to its Audit Committee on or before the date of its 2013 Annual Meeting of Stockholders.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

99.1	Press release dated October 25, 2012 announcing the resignation of Roger Enrico.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DreamWorks Animation SKG, Inc.
Date: October 25, 2012	By:	/s/ Andrew Chang
Andrew Chang
General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated October 25, 2012 announcing the resignation of Roger Enrico.